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Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SENTO CORPORATION

ARTICLE I—NAME

        The name of the corporation is Sento Corporation.

ARTICLE II—PURPOSES AND POWERS

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act. The corporation shall have all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the Utah Revised Business Corporation Act. The corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

ARTICLE III—SHARES

        The total number of shares of capital stock which the corporation shall have authority to issue is fifty five million (55,000,000) of which five million (5,000,000) shall be shares of preferred stock, no par value (hereinafter called the "Preferred Stock"), and fifty million (50,000,000) shall be shares of common stock, $.25 par value (hereinafter called the "Common Stock").

        The designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each class of stock, and the express grant of authority to the board of directors to amend these Articles of Incorporation to fix the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each share of the Preferred Stock which are not fixed by these Articles of Incorporation, are as follows:

A.
PREFERRED STOCK

        1.    Number; Series.    The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in an amendment to these Articles of Incorporation providing for the issue of such series. The board of directors of the corporation is hereby expressly vested with authority to amend the Articles of Incorporation, without shareholder action or approval, to: (a) create one or more series of the Preferred Stock, fix the number of shares of each such series (within the total number of authorized shares of the Preferred Stock available for designation as a part of such series), and designate and determine, in whole or part, the preferences, limitations, and relative rights of each series of the Preferred Stock; (b) alter or revoke the preferences, limitations and relative rights granted to or imposed upon any wholly unissued series of the Preferred Stock; or (c) increase or decrease the number of shares constituting any series of the Preferred Stock (the number of shares of which was originally fixed by the board of directors) either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of the Preferred Stock available for designation as a part of such series. Without limiting the foregoing, the authority of the board of directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

  (i)
  The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors;

  (ii)
  The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or on the other series of the same class, and whether dividends shall be cumulative or noncumulative;

  (iii)
  The conditions upon which the shares of such series shall be subject to redemption by the corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

  (iv)
  Whether or not the shares of the series shall be subject to the operation of retirement or sinking fund provisions to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

  (v)
  Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

  (vi)
  Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitations hereinafter set forth, the terms of such voting rights;

  (vii)
  The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon distribution of assets of the corporation;

  (viii)
  Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the board of directors may deem advisable.

        2.    Dividends.    The holders of the shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the board of directors, out of the funds legally available for the payment of dividends, dividends at the rate fixed by the board of directors for such series for the current period and, if cumulative, for all prior periods for which such dividends are cumulative.

        Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for all applicable series of the Preferred Stock, the board of directors may, subject to the provisions of the resolution or resolutions creating the series of the Preferred Stock, declare and pay dividends on the Common Stock as provided in paragraph B.1. of this Article III, and the holders of shares of the Preferred Stock shall not be entitled to share therein, except as otherwise provided in the amendment creating any series.

        3.    Liquidation; Dissolution.    The holders of the Preferred Stock of each series shall be entitled upon liquidation or dissolution of the corporation to such preferences as are provided in the amendment creating such series of the Preferred Stock, and no more, before any distribution of the assets of the corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share in all assets of the corporation remaining as provided in paragraph B.2. of this Article III. If, upon such liquidation, dissolution or winding up, the assets of the corporation distributable as aforesaid among the holders of the Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders in proportion to the respective total amounts which they shall be entitled to receive as provided in this paragraph A.3.

        4.    Voting.    Except as otherwise provided by an amendment to the Articles of Incorporation creating any series of the Preferred Stock or by the general corporation law of Utah, the Common Stock issued and outstanding shall have and possess the exclusive power to vote for the election of directors and for all other purposes as provided in paragraph B.3. of this Article III.

        5.    Preemptive Rights.    Except as otherwise provided by an amendment to the Articles of Incorporation providing for the issuance of any series of the Preferred Stock, no holder of shares of the Preferred Stock shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the board of directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the board of directors in its absolute discretion may deem advisable.

B.
COMMON STOCK

        1.    Dividends.    Subject to the rights of the holders of the Preferred Stock, and subject to any other provisions of the Articles of Incorporation, holders of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefor.

        2.    Liquidation; Dissolution.    In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and after payment or provision for payment to the holders of each series of the Preferred Stock of all amounts required in accordance with paragraph A.3. of this Article III, the remaining assets and funds of the corporation shall be divided among and paid to the holders of the Common Stock.

        3.    Voting.

  (a)
  At every meeting of the shareholders of the corporation, every holder of the Common Stock shall be entitled to one vote in person or by proxy for each share of such Common Stock standing in his name on the stock transfer records of the corporation.

  (b)
  No shareholder shall have the right to cumulate votes in the election of directors.

        4.    Preemptive Rights.    No holder of shares of the Common Stock of the corporation shall, as such holder, be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the board of directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the board of directors in its absolute discretion may deem advisable.

ARTICLE IV—DIRECTORS

        The number of directors of the corporation shall be as determined by resolution of the board of directors, but shall not be less than three (3) nor more than nine (9).

        The personal liability of any director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action, as a director, is hereby eliminated to the fullest extent permitted by Utah laws. In the event the applicable Utah law or this Article IV is repealed or amended to decrease or limit in any manner the protection or rights available to directors hereunder, such repeal or amendment shall not be retroactively applied in determining the personal liability of a director pursuant to this Article IV prior to the enactment of such amendment.

ARTICLE V—REGISTERED OFFICE AND AGENT

        The street address of the corporation's registered office and the name and signature of the corporation's registered agent at that office are:

311 North State Street, P.O. Box 1970
Orem, Utah 84059

/s/ ROBERT K. BENCH Robert K. Bench

ARTICLE VI—INDEMNIFICATION OF OFFICERS AND DIRECTORS

        The corporation shall indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the Utah Revised Business Corporation Act, as the same may hereafter be amended, or as otherwise permitted by law.

ARTICLE VI—EFFECT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

        These amended and restated Articles of Incorporation supersede the original Articles of Incorporation of the corporation and all amendments and revisions thereto and restatements thereof.

END OF TEXT OF AMENDMENT AND RESTATEMENT

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ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

SENTO CORPORATION

        Pursuant to the provisions of the Utah Revised Business Corporation Act, the undersigned corporation does hereby adopt the following Articles of Amendment to its Articles of Incorporation:

        1.     The name of the corporation is Sento Corporation (the "Company").

        2.     The Articles of Incorporation of the Company are hereby amended as follows:

The existing Article III is hereby amended to add the following subsection B.5:

    5.    (a) Each four (4) shares of Common Stack issued and outstanding as of 9:00 a.m. Eastern Standard Time on November 25, 2002 (the "Change Time") shall be, on and as of the Change Time, combined into one (1) share of Common Stock.

            (b) Each certificate representing shares of Common Stock that is issued and outstanding immediately prior to the Change Time shall thereafter for all purposes be deemed to represent one (1) share (post-split) of Common Stock for each four (4) shares (pre-split) of Common Stock represented by such certificate; and each holder of record of a certificate for one or more shares of Common Stock as of the Change Time shall be entitled to receive, as soon as practicable, and upon surrender of such certificate to the officer or agent having charge of the stock transfer books of the Company, a certificate or certificates representing one (1) share of Common Stock for each four (4) shares of Common Stock represented by the certificate of such holder immediately prior to the Change Time. No fractional shares of Common Stock or script will be issued in connection with the foregoing. Holders of the Common Stock who would otherwise be entitled to a fractional share will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the holder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split contemplated hereby) of the Common Stock, as reported by the Nasdaq SmallCap Market, during the 20 trading days preceding the date that is five days before the Change Time. There shall be no change to the authorized number of shares or to the par value per share.

        3.     The foregoing amendment to Article III of the Articles of Incorporation of the Company was adopted by the Board of Directors of the Company on September 27, 2002, and by the shareholders of the Company on November 14, 2002.

        4.     The foregoing amendment to Article III of the Articles of Incorporation was approved by the shareholders of the Company as follows:

    a.    The designation of the voting group which voted on the amendment was Common Stock; the number of shares of Common Stock outstanding and the number of votes entitled to be cast at the meeting by the Common Stock voting group was 8,395,766; the number of votes of the Common Stock voting group indisputably represented at the meeting was 7,625,699; and

    b.    The total number of votes cast for the amendment by the Common Stock voting group was 7,143,596; and the total number of votes cast against the amendment by the Common Stock voting group was 178,302. The number of votes abstaining from voting was 5,000.

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        DATED the 15th day of November, 2002.

SENTO CORPORATION, a Utah corporation
By:	/s/ STANLEY J. CUTLER Stanley J. Cutler, Senior Vice President of Finance and Secretary

ADDRESS TO WHICH DIVISION MAY SEND
COPY UPON COMPLETION OF FILING

Stanley J. Cutler
SENTO CORPORATION
808 East Utah Valley Drive
American Fork, Utah 84003

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